ESCROW AGREEMENT

ESCROW AGREEMENT, dated as of October 16, 2013, (this “Escrow Agreement”) by and among COMMITTED CAPITAL ACQUISITION CORPORATION (the “Parent”), SAMUEL GOLDFINGER, as representative (the “Company Representative”) of the members of THE ONE GROUP, LLC (the “Company”) and as trustee of the Liquidating Trust (the Liquidating Trust, collectively with the members of the Company, the “Members”), and Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”).

WHEREAS, Parent, Company and Company Representative are each party to an Agreement and Plan of Merger (the “Agreement”), dated as of October 16, 2013. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement;

WHEREAS, pursuant to Section 2.3(a) of the Agreement, Parent has agreed to place in escrow 2,000,000 shares of Parent Common Stock (the “Escrow Shares”) to be held upon the terms and conditions set forth in this Escrow Agreement to secure the performance by the Company and the Members of their indemnification and certain other obligations to Parent under the Agreement and to provide for the return of certain shares of Parent Common Stock to Parent in the event that certain performance criteria set forth in the Agreement are not met; and

WHEREAS, the Escrow Agent has agreed to hold and/or release the Escrow Shares pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Appointment of the Escrow Agent. Parent and Company Representative hereby appoint and designate the Escrow Agent as escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment and designation, subject to the terms and conditions contained herein.

2. Delivery of Escrow Shares. Simultaneously with the execution of this Escrow Agreement, Parent has delivered or caused to be delivered to the Escrow Agent the Escrow Shares, to be held by the Escrow Agent pursuant to the terms and conditions of this Escrow Agreement. The Escrow Agent hereby acknowledges receipt of the Escrow Shares and agrees to hold and distribute the Escrow Shares as provided herein.

3. Escrow of Escrow Shares. The Escrow Agent hereby agrees to hold the Escrow Shares in escrow, and to distribute the Escrow Shares in accordance with Section 4 below.

If a controversy exists between Parent and Company Representative as to the correct disposition of the Escrow Shares and either party gives written notice to the Escrow Agent of such controversy, the Escrow Agent shall continue to hold the Escrow Shares until (i) Parent and Company Representative subsequently deliver to the Escrow Agent a joint written notice with respect to the disposition of the Escrow Shares, or (ii) the Escrow Agent receives a certified copy of a final decree, order or decision of a court of competent jurisdiction constituting the final determination of any dispute between Parent and Company Representative with respect to the Escrow Shares to be distributed hereunder, which distribution shall be made in accordance with such notice or judicial determination (the “Determination Notice”).

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Notwithstanding any provision of this Escrow Agreement to the contrary, if at any time the Escrow Agent shall receive written instructions signed by Parent and Company Representative with respect to delivery of all or part of the Escrow Shares, the Escrow Agent shall deliver such portion of the Escrow Shares in accordance with such written instructions.

4. Distributions of Escrow Shares. The Escrow Agent shall retain the Escrow Shares in the escrow from receipt of the Escrow Shares, to secure the performance by the Company and the Members of their obligations to Parent under the Agreement in accordance with the following provisions:

(a) Parent may from time to time make demand of the Escrow Agent for claims of indemnification or other obligations under the Agreement by serving upon the Escrow Agent and Company Representative a written notice demanding payment of an indemnification or other claim arising under the Agreement (a “Notice of Claim”; and the right of indemnity or other claim asserted in a Notice of Claim being hereinafter referred to as a “Claim”). Such Notice of Claim shall not be deemed given hereunder unless such Notice of Claim shall set forth the nature of the Claim, the estimated amount of the Claim, and a reasonably detailed statement of the facts underlying the Claim then known to Parent.

Any distributions of Escrow Shares to satisfy a Claim shall be made by the delivery of Escrow Shares then held by the Escrow Agent, with the Escrow Shares so distributed valued at the Release Price. For purposes hereof, the “Release Price” shall mean a value equal to $5.00 per Escrow Share notwithstanding the market price for the Parent Common Stock as reported on the OTCBB or any other applicable exchange or automated quotation system at the time any Claim is made hereunder.

(b) Company Representative may reply to such Notice of Claim made under Section 4(a) hereof by written notice given to Parent with a copy to the Escrow Agent, which notice shall state whether Company Representative agrees or disagrees that the Claim asserted by Parent is a valid Claim under the Agreement and agrees or disagrees with respect to the amount of the Claim (the “Response Notice”). If, within thirty (30) days after the later of the receipt by Company Representative or Escrow Agent of the Notice of Claim, Company Representative does not give to the Escrow Agent and Parent a Response Notice which asserts that a dispute exists with respect to such Claim, then the Escrow Agent shall distribute to Parent the amount of the Claim and the Escrow Shares shall be reduced to the extent thereof. Unless otherwise notified by Company Representative in writing, Escrow Agent shall assume that the Notice of Claim was received by Company Representative on the same day as received by Escrow Agent. If such Response Notice admits that a portion of the Claim is a valid Claim under the Agreement, the Escrow Agent shall disburse to Parent the amount so admitted.

(c) If the Response Notice given by Company Representative as provided in Section 4(b) hereof disputes the Claim asserted by Parent or the amount thereof, then the amount of the Notice of Claim less any amount admitted by Company Representative as due Parent by its Response Notice under Section 4(b) and disbursed to Parent, shall be treated as a disputed claim (the “Disputed Claim”) and the amount of such Disputed Claim shall be held by the Escrow Agent as an undivided portion of the Escrow Shares until the Escrow Agent receives receipt of a Determination Notice. Unless otherwise advised by Parent and Company Representative in writing, Escrow Agent shall assume that the receipt of the Determination Notice was received by Parent and Company Representative on the same day as received by Escrow Agent.

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(d) On the last day of the 18th month following the date of this Escrow Agreement, the Escrow Agent shall promptly distribute the balance of the Escrow Shares to the Members, less all outstanding Claims of Parent, including Disputed Claims, if any; provided, however, that all such Disputed Claims shall be distributed to Parent or the Members, as applicable, pursuant to a Determination Notice and the terms of this Agreement.

5. Escrow Shares and Members.

(a) Rights Incident to Ownership of Escrow Shares. Except as otherwise expressly provided herein, each Member shall at all times retain and have the full and absolute right to exercise all rights and indicia of ownership with respect to the Escrow Shares beneficially owned by such Member as set forth on Schedule I of this Escrow Agreement, including, without limitation, voting rights; provided, however, that the Members shall have no right to transfer, pledge or encumber or otherwise dispose of in any manner whatsoever any Escrow Shares that are held by the Escrow Agent pursuant to this Escrow Agreement. The Escrow Shares shall be treated as having been actually issued, outstanding and transferred to the Members at Closing in accordance with the terms of the Agreement. In accordance with the provisions of the Agreement, Parent shall cause all dividends or distributions issued in respect of the Escrow Shares, if any, to be paid currently to the Members. If any Escrow Shares are transferred to the Parent in accordance with the provisions of Section 4 hereof in satisfaction of a Claim or Claims, all rights and indicia of ownership with respect to such shares (and any future dividends or distribution with respect thereto) shall thereupon reside with the Parent or any subsequent holder thereof.

(b) Transfer of Escrow Shares. The Parent shall be solely responsible for providing, at its cost and expense, any certification, opinion of counsel or other instrument or document necessary to comply with or satisfy any transfer restrictions to which the Escrow Shares are subject, including, without limitation, any opinion of counsel required to be delivered pursuant to any restrictive legend appearing on the certificate evidencing the Escrow Shares in connection with any distribution of Escrow Shares to be made by the Escrow Agent under or pursuant to this Escrow Agreement. Any such opinion of counsel shall include the Escrow Agent as an addressee or shall expressly consent to the Escrow Agent’s reliance thereon.

(c) Voting of and Other Rights with Respect to Escrow Shares. The Escrow Agent shall be under no duty to preserve, protect or exercise rights in the Escrow Shares, and shall be responsible only for taking reasonable measures to maintain the physical safekeeping thereof, and otherwise to perform such duties on its part as are expressly set forth in this Escrow Agreement, except that it will, at the written request of a Member given to the Escrow Agent at least three (3) Business Days prior to the date on which the Escrow Agent is requested therein to take any action, deliver to such Member a proxy or other instrument in the form supplied to it by Parent for voting or otherwise exercising any right of consent with respect to any of the Escrow Shares held by the Escrow Agent hereunder on behalf of such Member, and shall vote such Escrow Shares in the manner instructed by such Member in writing. The Escrow Agent will not be responsible for authenticating the right of any Member to exercise voting authority in respect of Escrow Shares held by it hereunder. The Escrow Agent shall, upon receiving proper written instructions from a Member (which instructions shall be received at least three (3) Business Days prior to the date on which Escrow Agent is required to take any action hereunder), be responsible for forwarding to or notifying any party or taking any other action with respect to any reasonable notice (as specifically set forth in such written instruction), solicitation or other document or information, received by the Escrow Agent from an issuer or other person with respect to Escrow Shares held by the Escrow Agent on behalf of such Member hereunder, including, without limitation, any proxy material, tenders, options, the pendency of calls and maturities or the expiration of rights.

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(d) The Members.

(i) The Company Representative, as representative of the Members, represents and warrants that he has the irrevocable right, power and authority to enter into and perform this Escrow Agreement.

(ii) The Escrow Agent and Company Representative may rely conclusively and act upon the directions, instructions and notices of the Members if such direction, instruction and notice are signed by a Member entitled to a majority of the Escrow Shares as set forth on Schedule I attached hereto.

6. Termination of Escrow Agreement. When all of the Escrow Shares have been distributed pursuant to the provisions of this Escrow Agreement, this Escrow Agreement, except for the provisions of Sections 7(b) and 7(f) hereof, shall terminate, and be of no further force or effect.

7. Escrow Agent.

(a) Duties and Responsibilities.

(i) The duties and responsibilities of the Escrow Agent hereunder shall be limited to those expressly set forth in this Escrow Agreement, and the Escrow Agent shall not be bound in any way by any other contract or agreement between the parties hereto, whether or not the Escrow Agent has knowledge of any such contract or agreement or of the terms or conditions thereof. In the event that the Escrow Agent shall be uncertain as to any duties or responsibilities hereunder or shall receive instructions from any of the parties hereto with respect to the Escrow Shares which in the Escrow Agent’s belief are in conflict with any of the provisions of this Escrow Agreement, the Escrow Agent shall be entitled to refrain from taking any action until it shall be directed to do so in writing by both parties hereto or by order of a court of competent jurisdiction in proceedings which the Escrow Agent or any other party hereto shall be entitled to commence. The Escrow Agent may act upon the advice of its counsel in taking or refraining from taking any action hereunder and may act upon any instrument or other writing believed in good faith to be genuine and to be signed and presented by the proper person or persons.

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(ii) The Escrow Agent shall not be responsible for the genuineness of any signature or document presented to it pursuant to this Escrow Agreement and may rely conclusively upon and shall be protected in acting upon any list, advice, judicial order or decree, certificate, notice, request, consent, statement, instruction or other instrument believed by it in good faith to be genuine or to be signed or presented by the proper person hereunder, or duly authorized by such person or properly made. The Escrow Agent shall not be responsible for any of the agreements contained herein except the performance of its duties as expressly set forth herein. The duties and obligations of the Escrow Agent hereunder shall be governed solely by the provisions of this Escrow Agreement and the Escrow Agent shall have no duties other than the duties expressly imposed herein and shall not be required to take any action other than in accordance with the terms hereof. The Escrow Agent shall not be bound by any notice of, or demand with respect to, any waiver, modification, amendment, termination, cancellation, rescission or restatement of this Escrow Agreement, unless in writing and signed by Parent and Company Representative, and, if the duties of the Escrow Agent are affected thereby, unless Escrow Agent shall have given its prior written consent thereto.

(b) Liability. The Escrow Agent shall not be liable to anyone for any damage, loss or expense incurred as a result of any act or omission of the Escrow Agent, unless such damage, loss or expense is caused by the Escrow Agent's willful misconduct or gross negligence. Accordingly, and without limiting the foregoing, the Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted under this Escrow Agreement, or (ii) any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for herein, not only as to its due execution by an authorized person and as to the validity and effectiveness of such instrument, but also as to the truth and accuracy of any information contained therein. Should any issue arise with respect to the delivery or ownership of the Escrow Shares, the Escrow Agent shall have no liability to any party hereto for retaining dominion and control over the Escrow Shares until such issue is resolved by (x) mutual agreement of the parties; or (y) final order, decree or judgment by a court of competent jurisdiction. In no event shall the Escrow Agent be under any duty whatsoever to institute or defend such proceeding.

(c) Disputes. In the event of a dispute between any of the parties hereto sufficient in the discretion of the Escrow Agent to justify its initiation of legal proceedings, or in the event that Escrow Agent is joined as a party to a lawsuit by virtue of the fact that it is holding the Escrow Shares, the Escrow Agent may, at its option, either (i) tender the Escrow Shares into the registry or custody of the court of competent jurisdiction before which such lawsuit is pending, and thereupon be discharged from all further duties and liabilities under this Escrow Agreement with respect to the Escrow Shares so tendered or (ii) deliver the Escrow Shares in accordance with the court’s orders or ultimate disposition of such lawsuit. Any legal action initiated by the Escrow Agent may be brought in any court as the Escrow Agent shall determine to have jurisdiction with respect to such matter. Parent and Company Representative hereby jointly and severally indemnify and hold the Escrow Agent harmless from and against any damage, losses or expense suffered or incurred by the Escrow Agent in connection with the exercise by the Escrow Agent of the options authorized in this section, including but not limited to, reasonable attorneys’ fees and costs and court costs at all trial and appellate levels.

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(d) Attachment. In the event all or any part of the Escrow Shares shall be attached, garnished or levied upon pursuant to any court order, or the delivery thereof shall be stayed or enjoined by a court order, or any other order, judgment or decree shall be made or entered by any court affecting the Escrow Shares or any part hereof or any act of the Escrow Agent, the Escrow Agent is authorized to obey and comply with all writs, orders, judgments or decrees so entered or issued by any such court, without the necessity of inquiring whether such court has jurisdiction; and if the Escrow Agent obeys or complies with any such writ, order, or decree, the Escrow Agent shall not be liable to any of the parties hereto or any other person by reason of such compliance.

(e) Legal Action. The Escrow Agent shall have no duty to incur any out-of-pocket expenses or to take any legal action in connection with this Escrow Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding that would result in or might require it to incur any cost, expense, loss, or liability, unless and until it shall receive confirmation and at its option, security, with respect to indemnification in accordance with Section 7(f) of this Escrow Agreement.

(f) Indemnification. Without determining or limiting any rights as between Parent and Company Representative, which rights shall exist outside this Escrow Agreement and not be prejudiced hereby, Parent and Company Representative jointly and severally hereby agree to indemnify and hold harmless the Escrow Agent from and against any and all cost, loss, damage, disbursement, liability, and expense, including reasonable attorneys' fees and costs, which may be imposed upon or incurred by the Escrow Agent hereunder, or in connection with the performance of its duties hereunder, including any litigation arising out of this Escrow Agreement, or involving the subject matter hereof, except only costs, losses, claims, damages, disbursements, liabilities and expenses arising out of the Escrow Agent's acts or omissions for which the Escrow Agent is adjudged willfully malfeasant or grossly negligent by a final decree, order or judgment of a court of competent jurisdiction for which the applicable appeals period has expired.

(g) Resignation. The Escrow Agent, or the Escrow Agent's successor hereinafter appointed, may at any time resign by giving notice in writing to Parent and Company Representative, and shall be discharged of all further duties hereunder upon the appointment of a successor escrow agent which shall be appointed by mutual agreement of Parent and Company Representative; provided, however, that such resigning Escrow Agent shall remain entitled to indemnification hereunder pursuant to Section 7(f) hereof. If Parent and Company Representative are unable to agree on a successor escrow agent, either of such parties may petition a court of competent jurisdiction to appoint one. From the date upon which the Escrow Agent sends notice of any resignation until the acceptance by a successor escrow agent appointed as provided herein, the Escrow Agent's sole obligation hereunder shall be to hold the Escrow Shares delivered to it in accordance with this Escrow Agreement. Any such successor escrow agent shall deliver to Parent and Company Representative a written certificate accepting such appointment hereunder, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the benefit of the provisions set forth herein.

(h) Law Firm Escrow Agent. Parent and Company Representative each acknowledge and agree that nothing contained herein shall be deemed to prevent any law firm serving as the Escrow Agent, or as a successor escrow agent, from acting as counsel for Parent or Company Representative, or any of their respective stockholders or Members, or any of their respective affiliates, or any other party in any matter, including resolution of disputes and claims subject to, arising under or related to the Agreement or this Escrow Agreement, or acting as an escrow agent on behalf of others.

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8. Escrow Agent Fees and Expenses.

(a) Compensation & Expenses. The Escrow Agent shall be entitled to compensation for its services hereunder as escrow agent, in the amounts and payable as follows:

Escrow administration fee:              $5,000

Claims processing fee, if required: $1,500

The Escrow Agent shall also be entitled to reimbursement for its out of pocket costs and expenses and payment of any amounts to which the Escrow Agent is entitled under the indemnification provisions contained herein. The costs and expenses of the Escrow Agent, including reasonable attorneys' fees, shall be borne by Parent and any amounts owed by Parent or Company Representative to the Escrow Agent, whether joint or several, may be deducted by the Escrow Agent from the Escrow Shares before final distribution thereof, which Escrow Shares shall be valued at their then-current market price.

(b) Taxes. Parent and Company Representative, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of the Escrow Shares under this Escrow Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses that may be assessed against the Escrow Agent on any such payment or other activities under this Escrow Agreement. Parent and Company Representative undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent’s responsibility for withholding and other taxes, assessment or other governmental charges, certification and governmental reporting in connection with its acting as Escrow Agent under this Escrow Agreement. Parent and Company Representative, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of the Escrow Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. Parent and Company Representative shall promptly upon request provide Escrow Agent with any IRS Forms W-9 for taxpayer identification number certifications, or Forms W-8 for non-resident alien certifications, as may be appropriate.

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9. Miscellaneous.

(a) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by electronic or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

If to Parent:

Committed Capital Acquisition Corporation

712 Fifth Avenue, 22nd Floor

New York, New York 10019

Attention: Michael Rapp

Facsimile No.: (212) 702-9830

Telephone No.: (212) 277-5301

With a copy to:

Kenneth R. Koch, Esq.

Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.

666 Third Avenue

New York, New York 10017

Telephone: (212) 935-3000

Facsimile: (212) 983-3115

If to Company Representative:

Samuel Goldfinger

c/o The ONE Group, LLC

411 West 14th Street

New York, New York 10014

Facsimile No.: (212) 255-9715

Telephone No.: (646) 666-4501

With a copy to:

The Giannuzzi Group, LLP

411 West 14th Street

New York, New York 10014

Attention: Nicholas L. Giannuzzi, Esq.

Facsimile No.: (212) 504-2066

Telephone No.: (212) 504-2060

and

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Littman Krooks LLP

655 Third Avenue

New York, New York 10017

Attention: Mitchell C. Littman, Esq.

Facsimile No.: (212) 490-2990

Telephone No.: (212) 490-2020

If to the

Escrow Agent:

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

New York, N. Y. 10004

Attention: Monty Harry

Faxsimile: 212 509 51501

Telephone: 212 845 3277

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by electronic or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth (5th) business day following the day such mailing is made.

(b) Entire Agreement. This Escrow Agreement embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings between or among the parties relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Escrow Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Escrow Agreement.

(c) Amendments, Waivers and Consents. Except as otherwise expressly provided herein, the terms and provisions of this Escrow Agreement may be modified or amended only by written agreement executed by all parties hereto. The terms and provisions of this Escrow Agreement may be waived, or consent for the departure therefrom granted, only by a written document signed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Escrow Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

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(d) Assignment. The rights and obligations under this Escrow Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties.

(e) Benefit, Binding Effect; Third Party Beneficiaries. All statements, representations, warranties, covenants and agreements in this Escrow Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Escrow Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Escrow Agreement.

(f) Governing Law. This Escrow Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of law principles thereof.

(g) Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Escrow Agreement shall be unenforceable or invalid in any respect, then such provision shall be deemed limited to the extent that such court deems it valid or enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, partially or wholly unenforceable, the remaining provisions of this Escrow Agreement shall nevertheless remain in full force and effect.

(h) Expenses. Except for the fees and expenses of the Escrow Agent which shall be paid as provided in Section 8 hereof, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Escrow Agreement and the transactions contemplated hereby, whether or not the transactions contemplated in this Escrow Agreement or in the Agreement are consummated.

(i) Headings and Captions. The headings and captions contained in this Escrow Agreement are for convenience only and shall not affect the meaning or interpretation of this Escrow Agreement or of any of its terms or provisions.

(j) Interpretation. The parties hereto acknowledge and agree that they have participated jointly in the negotiation and drafting of this Escrow Agreement, have each been represented by counsel in such negotiation and drafting, and that in the event an ambiguity or question of intent or interpretation arises, this Escrow Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Escrow Agreement;

(k) Counterparts. This Escrow Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement under seal as of the day and year first above written.

PARENT:

COMMITTED CAPITAL ACQUISITION CORPORATION

By: /s/ Michael Rapp__________________

Name: Michael Rapp

Title: President

COMPANY REPRESENTATIVE:

/s/ Samuel Goldfinger__________________

Name: Samuel Goldfinger

ESCROW AGENT:

By: /s/ Monty Harry____________________

Vice President

[Signature Page to Escrow Agreement]